Exhibit 99.1

FOR INQUIRIES, CONTACT:

Tim Gagnon, Director of Investor Relations

Email: tim.gagnon@chrobinson.com

Adrienne Brausen, Investor Relations Associate

Email: adrienne.brausen@chrobinson.com

C.H. Robinson Worldwide Declares Quarterly Cash Dividend

MINNEAPOLIS, MINNESOTA, August 10, 2017 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 45 cents ($0.45) per share, payable on September 29, 2017, to shareholders of record on September 1, 2017.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of August 10, 2017, there were approximately 140,325,915 shares outstanding.

About C.H. Robinson

At C.H. Robinson, we believe in accelerating global trade to seamlessly deliver the products and goods that drive the world’s economy. Using the strengths of our knowledgeable people, proven processes and global technology, we help our customers work smarter, not harder. As one of the world’s largest third-party logistics providers (3PL), we provide a broad portfolio of logistics services, fresh produce sourcing and Managed Services for more than 113,000 customers and 107,000 contract carriers through our integrated network of offices and more than 14,000 employees. In addition, the company, our Foundation and our employees contribute millions of dollars annually to a variety of organizations. Headquartered in Eden Prairie, Minnesota, C.H. Robinson (CHRW) has been publicly traded on the NASDAQ since 1997. For more information, visit http://www.chrobinson.com or view our company video.

Source: C.H. Robinson

CHRW-IR